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Exhibit 10.11


                   EXCLUSIVE LICENSE AND ASSIGNEMENT AGREEMENT
                                      among
                               MED WIRELESS, INC.
                                       and
                               NUWAY ENERGY, INC.

                                 August 21, 2002

                                [Execution Copy]


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         This EXCLUSIVE LICENSE AND ASSIGNMENT AGREEMENT, is made as of August
__, 2002 (this "Agreement"), among MED WIRELESS, INC., a Nevada corporation, ("Licensor"), and NUWAY ENERGY, INC., a Delaware corporation (the "Licensee").

         WHEREAS, the respective Boards of Directors of the Licensor and Licensee, and the majority stockholders of Licensee, have approved the terms of this Agreement and of the transactions contemplated hereby; and

         WHEREAS, this Agreement provides for the exclusive license by Licensor of certain intangible assets to Licensee and the assignment by Licensor of certain agreements to Licensee;

         WHEREAS, the Licensor and Licensee desire to make certain representations, warranties and agreements in connection with the transactions provided for herein; and

         WHEREAS, the Closing of the transactions contemplated by this Agreement will take place upon the effectiveness of the Schedule 14C Information Statement to be filed by Licensee in compliance with the federal securities laws and regulations (the "Information Statement");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                              ARTICLE 1 - DEFINITIONS

Definitions. As used herein, the following terms shall have the following meanings:

         "Agreement" has the meaning specified in the introductory paragraph above.

         "Ancillary Documents" as to any Person means all agreements, releases, certificates and other documents contemplated by this Agreement to be entered into or executed by such Person; and where a reference to a Person is made in conjunction with a reference to "Ancillary Documents," the term shall refer only to such documents which such Person has entered into or executed.

         "Assumed Debt" shall have the meaning specified in Section 3.02 hereof.

          "Closing" has the meaning specified in Section 3.01 hereof.

         "Closing Date" has the meaning specified in Section 3.01 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.00067 per share, of Licensee.

         "Damages" has the meaning specified in Section 6.02(a) hereof.

         "Distribution Agreement" has the meaning specified in Section 2.03 hereof.

          "Encumbrance" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, conditional sale agreement, financing statement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

         "Financing" has the meaning specified in Section 4.07 hereof.

          "Governmental Entity" has the meaning specified in Section 4.02 hereof.

         "Information Statement" has the meaning specified in the recitals above.

         "Intellectual Property" means all of the service marks, copyrights, franchises, software (including source codes), patents, patent applications, licenses, trademarks, trade names, know-how, slogans, logotypes and other similar intangible assets maintained, owned, used, held for use or otherwise held or licensed by Licensor in connection with the Licensed Assets (including any and all applications, registrations, extensions and renewals relating thereto), and all of the rights, benefits and privileges associated therewith.

         "Intellectual Property Rights" has the meaning specified in Section
2.02 hereof.

          "Knowledge" means, with respect to any Person, (i) actual knowledge of such Person (including the actual knowledge of the officers, directors and key employees of such Person) and (ii) actual knowledge that could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs in light of the circumstances.

         "Laws" means all applicable common law and any statute, law, code, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award (including, without limitation, any award of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

         "Liabilities" means all debts, claims, agreements, liabilities and obligations (contingent or otherwise), including, without limitation, all salaries, severance payments, accounts payable, obligations incurred under license agreements, client contracts, supply contracts, leases and employment agreements, litigation claims or demands and any other obligations whether or not incurred in the ordinary course of business.

         "License" has the meaning specified in Section 2.02.

         "Licensed Assets" has the meaning specified in Section 2.01.

          "Licensee" has the meaning specified in the introductory paragraph above.

         "Licensor" has the meaning specified in the introductory paragraph above.

         "Licensor Common Stock" shall have the meaning specified in Section
3.02 hereof.

         "Person" means a natural person, corporation, partnership or other business entity, or any Governmental Entity.

         "Purchase Agreements" has the meaning specified in Section 2.03 hereof.

         "Purchase Price" has the meaning specified in Section 3.02 hereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sideletter" shall have the meaning specified in Section 7.02 hereof.

         "Summitt" has the meaning specified in Section 3.02 hereof.

         "Tax" and "Taxes" shall mean all federal, state, local and foreign property, sales and use, payroll, withholding, franchise and income taxes and all assessments, rates, levies, fees and other governmental charges, including any interest and penalties in respect of such amounts.


                       ARTICLE 2 - LICENSE AND ASSIGNMENT

         2.01. License of Assets. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing Licensor will grant to Licensee a License in and to all of Licensor's rights and interests in all of Licensor's proprietary software, applications, applications related to compression of medical images, software and source code reflecting the movement of data over a wireless platform, databases of healthcare providers, physicians' names and data, historical data and other documentation related to the use and production of the database, customer lists and all related specifications, all as more specifically detailed in Exhibit A attached hereto (the "Licensed Assets").

         2.02 Terms of License. The license shall be an exclusive, irrevocable, royalty-free, fully-paid, 15-year worldwide license to all of Licensor's rights and interests as of the Closing Date in the Licensed Assets and shall permit Licensee to:

         (i) use any Intellectual Property currently embodied in the Licensed Assets,

(ii) install, use, publicly perform and display, and copy the Licensed Assets in any manner or medium, for any purpose in connection with Licensee's business operations,

(iii) edit, modify, alter, adapt, enhance and create derivative works from the Licensed Assets in any manner or medium, for any purpose in connection with Licensee's business operations, and

(iv) sublicense, distribute, sell, lease, and otherwise transfer the Licensed Assets, and/or Licensee's rights under this Agreement to any of Licensee's subsidiaries, operating units, joint ventures and/or affiliates (collectively, the "Intellectual Property Rights" and, together with the Licensed Assets, the "License").

         2.03. Assignment of Agreements. At the Closing, Licensor will assign to Licensee all of its rights and interests in and to (i) its purchase agreements with Vital Imaging and JFK Hospital of Liberia for the purchase of software and related equipment (the "Purchase Agreements"), attached hereto as Exhibit B, and
(ii) its distribution and sales agreement with Medison America, Inc. (the "Distribution Agreement"), attached hereto as Exhibit C.

         2.04. No Assumption of Liabilities. Licensee shall not assume and shall have no obligation with respect to any and all obligations or Liabilities arising out of or in connection with the License, Licensed Assets or Intellectual Property Rights.


                     ARTICLE 3 - THE CLOSING; PURCHASE PRICE

         3.01 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pollet, Richardson and Patel, 10900 Wilshire Blvd., Suite 500, Los Angeles, California on the date that the Information Statement is declared effective by the SEC (the "Closing Date").

         3.02. The Purchase Price. The purchase price for the License (the "Purchase Price") shall be:

          (i) the issuance to Licensor of Thirty-Three Million (33,000,000) shares of restricted Common Stock of Licensor (the "Licensor Common Stock"), and

          (ii) the assumption by Licensee of One Million One Hundred Twenty Thousand Dollars ($1,120,000) of outstanding debt of Licensor to Summitt Healthcare, Inc., a Nevada corporation and substantial shareholder of Licensor ("Summitt"), (the "Assumed Debt" and, together with the Licensor Common Stock, the "Purchase Price").

        3.03. Restrictions on Transferability of Licensor Common Stock. The shares of Licensor Common Stock to be issued and delivered pursuant to this Agreement in accordance with the provisions hereof will not have been registered under the Securities Act or under the securities laws of any state. Accordingly, those shares of Licensor Common Stock (together with any other shares received pursuant to conversions, exchanges, stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Licensee) will not be transferable if Licensee does not have a registration statement covering the Licensor Common Stock under the Securities Act in effect when Licensor decides to sell the Licensor Common Stock, and Licensor may be required to hold the Licensor Common Stock for an indeterminate period. Licensor also understands that any sale of the Licensor Common Stock that might be made by Licensor in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

         3.04. Legend. The certificate(s) representing Licensor Common Stock issued to Licensor shall be stamped or otherwise imprinted with a legend in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND UNDER THE SECURITIES LAW OF ANY STATE AND UPON RECEIPT BY LICENSEE OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT ANY SUCH SALE IS IN COMPLIANCE WITH, OR NOT SUBJECT TO, THE ACT AND STATE SECURITIES LAWS."

         Where applicable, Licensee shall remove such legend so as to facilitate the sale of such shares, if and to the extent applicable, pursuant to Rule 144 under the Act, provided (in the case of Rule 144 sales) that if Licensor requests such removal, Licensor shall have provided such documentation as Licensee and its transfer agent shall reasonably require in connection therewith.


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                                   OF LICENSOR

         Except as otherwise set forth in the disclosure memorandum delivered by Licensee to Licensor at or prior to the execution of this Agreement, attached hereto as Exhibit D (the "Licensor Disclosure Memorandum"), which Licensor Disclosure Memorandum shall indicate the Section of this Article 4 to which such exception specifically relates, Licensor hereby represents and warrants to Licensee as follows:

         4.01. Organization, Good Standing and Foreign Qualification. Licensor is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Nevada. Licensor is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Licensor.

         4.02. Authority Relative to Agreements. Licensor has the requisite corporate power and authority to enter into this Agreement and all Ancillary Documents, and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Document, and the consummation of the transactions provided for herein and therein, have been duly authorized by the unanimous consent of the Board of Directors of Licensor and do not violate any provision of the Certificate of Incorporation or Bylaws of Licensor. The execution by Licensor of this Agreement and each Ancillary Document, and the consummation of the transactions provided for hereby and thereby, will not conflict with or effect a breach, violation, default, or cause an event of default, under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which Licensor is a party or by which they are bound, or any law or governmental regulation applicable to Licensor, or require the consent of any Person (other than the parties to this Agreement). Without limiting the generality of the foregoing, no notices, reports or other filings are required to be made by Licensor with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Licensor from, any government or governmental, regulatory or administrative authority or agency, domestic or foreign (each, a "Governmental Entity"), in connection with the execution and delivery of this Agreement by Licensor and the consummation by Licensor of the transactions contemplated by this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents constitute legal, valid and binding obligations of Licensor, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

         4.03. Tax Matters. Licensor has duly and timely filed all Tax returns and reports required to be filed by Licensor prior to the Closing Date, except to the extent that any failure or alleged failure to file any Tax return or report would not have a material adverse effect on Licensor or the Licensed Assets. All of Licensor's Tax returns and reports are true and complete in all material respects. Licensor has paid all Taxes shown to be due on the aforesaid Tax returns and reports. Licensee shall not become liable for any of Licensor's liabilities for Taxes as a result of the transactions contemplated hereby, and no unpaid Taxes of Licensor create any Encumbrance on the Licensed Assets.

         4.04. Litigation. There is no prosecution, suit, action, arbitration proceeding or governmental proceeding pending, or to the best Knowledge of Licensor, threatened, against or affecting Licensor or the transactions contemplated by this Agreement. There is not outstanding against Licensor any decision, judgment, decree, injunction, rule or order of any court, arbitrator or Governmental Entity.

         4.05. Intellectual Property. Exhibit A contains a true, correct and complete description of the Licensed Assets and Intellectual Property Rights. Except as disclosed in the Licensor Disclosure Memorandum, Licensor owns, or is licensed or otherwise possesses legally enforceable rights to use the Licensed Assets and Intellectual Property Rights, free and clear of all Encumbrances. Licensor does not have any Knowledge and Licensor has not received any notice to the effect that (i) the use of the Licensed Assets or Intellectual Property Rights may infringe on any intellectual property right or other legally protectable right of another, or (ii) any Person is using any patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar with the Licensed Assets or Intellectual Property Rights. Licensor has not granted any license or other right to any other Person with respect to the Licensed Assets or Intellectual Property Rights. To the best of Licensor's Knowledge, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Licensed Assets or Intellectual Property Rights. Licensor is not aware of any reason that would prevent any pending trademark, service mark, copyright, patent or other intellectual property applications required for the use of the Licensed Assets or Intellectual Property Rights from having registration granted.

         4.06. Software. The proprietary software to be licensed to Licensee as part of the License is the original product of Licensor and has been developed by Licensor in its entirety.

         4.07 Customer Purchase Orders. At the Closing, Licensor shall have validly assigned all its rights and interests in the Purchase Agreements to Licensee. While each of Vital Imaging and JFK Hospital of Liberia has applied for financing to fund their respective Purchase Agreements (the "Financing") and expects such Financing to be approved and granted, Licensor neither represents nor warrants that the Financing is complete or final.

         4.08. Distribution Sales Agreement. At the Closing, Licensor shall have validly assigned all its rights and interests in the Distribution Agreement to Licensee.

         4.09. True Copies. All copies of documents attached to this Agreement or otherwise delivered or made available to Licensee in connection with this Agreement are true and correct copies of the originals thereof.

         4.10. Compliance with Law. Licensor is in material compliance with all federal, state and local laws, regulations and ordinances applicable to its business and operations.

         4.11. Confidentiality Agreements. Licensor has caused each person currently or formerly employed by Licensor (including independent contractors, if any) that has or had access to confidential information of Licensor relating primarily or exclusively to the Licensed Assets or Intellectual Property Rights to execute and deliver to Licensor a confidentiality, non-disclosure and assignment of inventions agreement in one of the standard forms of Licensor.

         4.12. Corporate Records. Copies of the minutes, stock transfer and other record books of Licensor have been made available to Licensee and are true and complete in all material respects.

         4.13. Disclosure. No representation or warranty by Licensors in, and no document, statement, certificate, schedule or exhibit to be furnished or delivered to Licensee pursuant to, this Agreement contains or will contain any material untrue or misleading statement of fact or omits or will omit any fact necessary to make the statements contained herein or therein not materially misleading.


           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE LICENSEE

          Except as otherwise set forth in the disclosure memorandum delivered by Licensee to Licensor at or prior to the execution of this Agreement, attached hereto as Exhibit E (the "Licensee Disclosure Memorandum"), which Licensee Disclosure Memorandum shall indicate the Section of this Article 5 to which such exception specifically relates, License hereby represents and warrants to Licensor as follows:

         5.01. Organization and Good Standing. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on Licensee.

         5.02. Capitalization. The authorized capital stock of Licensee consists of 15,000,000 shares of common stock, par value $0.00067 per share, of which [ ] shares are issued and outstanding, and no authorized shares of preferred stock.

         5.03. Authority Relative to this Agreement. Licensee has the requisite corporate power and authority to enter into this Agreement and all Ancillary Documents, and to carry out its obligations hereunder and thereunder. Except as disclosed in the Licensee Disclosure Memorandum, the execution and delivery of this Agreement and each Ancillary Document, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Licensee, or an authorized Committee thereof, and by the holders of at least a majority of Licensee's outstanding capital stock, and do not violate any provision of the Certificate of Incorporation or Bylaws of Licensee, and no other corporate proceedings on the part of Licensee are necessary to authorize this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby. To the Company's knowledge, the execution and delivery of this Agreement and each Ancillary Document and the consummation of the transactions provided for hereby and thereby will not conflict with or effect a breach, violation or default, or cause an event of default, under any mortgage, lease, or other material agreement or instrument, or any statute, regulation, order, judgment or decree to which it is a party or by which it is bound, or any law or governmental regulation applicable to Licensee, or require the consent of any Person (other than the parties to this Agreement). This Agreement and the Ancillary Documents constitute the legal, valid and binding obligations of Licensee, enforceable in accordance with their terms, except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally and general principles of equity, whether applied at law or in equity.

         5.04. Source Code. Licensee acknowledges that the source code relating to the Licensed Assets and Licensed Intellectual Property is not in completed form and that the Licensee must expend additional resources, time and funds in order to develop a marketable product based on the Licensed Assets and Licensed Intellectual Property.


             ARTICLE 6 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         6.01. Survival of Representations and Warranties of the Parties. Except as provided in the next sentence, all representations and warranties made by any party hereto contained in this Agreement or in any Ancillary Document, and the indemnification obligations of each party hereto with respect to representations and warranties, shall survive for a period ending two years following the Closing Date. Notwithstanding the foregoing, the representations and warranties relating to Section 4.03 hereof, and the indemnity obligations with respect to such representations and warranties, shall remain operative and in full force and effect until the expiration of the applicable statute of limitations.

         6.02. Indemnification by Licensor. Licensor hereby agrees to indemnify and hold Licensee harmless from and against any and all damages, losses, liabilities, deficiencies, costs and/or expenses (including all reasonable legal fees, expenses and other out-of-pocket costs) (collectively, "Damages") resulting from, arising out of or in connection with or related to (1) the License, Licensed Assets or Intellectual Property Rights, (2) any misrepresentation or breach of warranty on the part of Licensor or (3) non-fulfillment by Licensor of any covenant or agreement under this Agreement or any Ancillary Document; in each instance whether or not any such Damages are in connection with any action, suit, proceeding, demand or judgment of a third party (including Governmental Entities).


                      ARTICLE 7 - CONDITIONS TO THE CLOSING

         7.01. Effectiveness of Information Statement. The obligations of Licensor and Licensee under this Agreement are subject to the declared effectiveness by the SEC of the Information Statement.

         7.02. Condition to Obligations of Licensee. The obligations of Licensee to close the transactions contemplated hereby are subject to the satisfaction of the following conditions:

(a) the representations and warranties made by Licensor in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. None of the License, Licensed Assets or Intellectual Property Rights shall have been adversely affected in any material way prior to the Closing Date, and

(b) the execution and delivery by Summitt to Licensee of a sideletter in substantially the form of Exhibit F hereto (the "Sideletter").

         7.03. Condition to Obligations of Licensor. The obligations of Licensor to close the transactions contemplated hereby are subject to the satisfaction of the following condition: the representations and warranties made by Licensee in
Section 5 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.


                       ARTICLE 8 - ACTIONS AT THE CLOSING

         At the Closing, the parties shall deliver the following documents and instruments and take the following actions:

         8.01. Actions by Licensee. Licensee shall deliver to Licensor:

                           (a) the Licensor Common Stock as set forth in Section
                  3.02 hereof. It is understood that the share certificate(s) evidencing the Licensor's Common Stock will be delivered to the Licensor at the Closing or as soon as thereafter as commercially practicable, and

                           (b) the executed Promissory Note and documents
related thereto in the form of Exhibit G hereto.

         8.02. Actions by Licensor. Licensor shall deliver to Licensee:

                           (a) the Licensed Assets,

                           (b) documentation satisfactory to Licensee confirming
                  the assignment to Licensee of Licensor's rights and interest in the each of the Purchase Agreements and the Distribution Agreement,

                           (c) the executed Sideletter, and

                           (d) an Investment Letter in the form of Exhibit H
                  hereto.


                        ARTICLE 9 - ADDITIONAL AGREEMENTS

         9.01. Agreements As to Tax Matters. The parties to this Agreement will cooperate fully with each other, in connection with the preparation, signing and filing of tax returns and in any administrative, judicial or other proceeding involving taxes relating to the License.

         9.02. Post-Closing Documents. The parties hereto will cooperate with one another after Closing and, without any further consideration, will execute and deliver such other documents as shall be reasonably required after the Closing to take any actions necessary to carry out the intent and purposes of this Agreement.

         9.03. Notice. Each party shall notify the others of any claim, demand, action, suit or proceeding relating to or arising in connection with, the License as soon as practicable after learning of such claim, demand, action, suit, or proceeding.


                         ARTICLE 10 - GENERAL PROVISIONS

         10.01. Expenses. Each party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby.

         10.02. Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         10.03. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the other Ancillary Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California and, by execution and delivery of this Agreement, the Licensee hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Licensor hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Licensor hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

         10.04. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

         10.05. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified mail (return receipt requested) to the parties at the following address (or at such other address for a party as shall be specified by like notice), or if sent by telecopy to the parties at the following telecopy numbers;

                  if to Licensor:

                  Med Wireless, Inc
                  9595 Wilshire Blvd.
                  Beverly Hills, CA 90210
                  Attention:  Dennis Calvert

                  if to Licensee:

                  NuWay Energy, Inc.
                  19100 Von Karmon Ave., Suite 450
                  Irvine, CA 92612
                  Attention: Dennis Calvert

         10.06. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors of Licensee and Licensor.

         10.07. Final Agreement; Entire Agreement. This Agreement, including any agreements set forth as an annex to any this Agreement, is the final agreement between the parties and constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, whether signed or unsigned, with respect to the subject matter hereof.

         10.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

         10.09. Amendment. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the parties hereto.

         10.10. Preparation of Agreement. Licensee prepared this Agreement and the Ancillary Agreements solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.


                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have duly executed this Exclusive License and Assignment Agreement as of the date first written above.

                                      MED WIRELESS, INC.

                                               /s/
                                      By:___________________________
                                      Name:  Dennis Calvert
                                      Title: President


                                      NUWAY ENERGY, INC.

                                               /s/
                                      By:___________________________
                                      Name:  Dennis Calvert
                                      Title:  President

                           EXHIBITS TO THIS AGREEMENT

Exhibit A:        Description of Licensed Assets
Exhibit B:        Purchase Agreements
Exhibit C:        Distribution Agreement
Exhibit D:        Licensor Disclosure Memorandum
Exhibit E:        Licensee Disclosure Memorandum
Exhibit F:        Sideletter
Exhibit G:        Promissory Note
Exhibit H:        Investment Letter

                                    EXHIBIT A

                         DESCRIPTION OF LICENSED ASSETS

                                    EXHIBIT B

                               PURCHASE AGREEMENTS

                                    EXHIBIT C

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT D

                         LICENSOR DISCLOSURE MEMORANDUM


                                 Section 4.05.

The Licensed Assets are encumbered by that certain promissory note executed by and between Licensor and Summitt in the amount of $1,120,000.

                                    EXHIBIT E


                         LICENSEE DISCLOSURE MEMORANDUM


Section 6.03.

The authorized capital stock of Licensee consists of 15,000,000 shares of common stock, par value $0.00067, and no shares of preferred stock. By written consent action dated August __, 2002, the Board of Directors and by written consent action dated August __, 2002, a majority of Licensee's Stockholders have adopted the following resolutions:

(i) to file an amended Certificate of Incorporation to increase Licensee's authorized capital stock to an aggregate of 100,000,000 shares of common stock, par value $0.0067, and 25,000,000 shares of preferred stock, par value $0.00067 (the "Amended Certificate"), and

(ii) to provide that, upon the due filing of the Amended Certificate with the Delaware Secretary of State, each outstanding and reserved 1 share of Licensee common stock will be automatically subdivided, changed and converted into 5 shares of Licensee common stock.

Section 6.04.

Prior to Closing, Licensee must file the Information Statement and have it declared effective by the SEC.

                                    EXHIBIT F

                                   SIDELETTER

                                    EXHIBIT G

                                 PROMISSORY NOTE

                                    EXHIBIT H

                                INVESTMENT LETTER

Exhibit 10.11a


                                  AMENDMENT TO
                   EXCLUSIVE LICENSE AND ASSIGNMENT AGREEMENT


         This amendment, dated as of September 18, 2002 (the "Amendment"), amends the Exclusive License and Assignment Agreement among NuWay Energy, Inc., a Delaware corporation ("Licensee"), and Med Wireless, Inc., a Nevada corporation ("Licensor"), dated as of August 21, 2002 (the "Agreement"). Capitalized terms not defined herein shall have their respective meanings as provided in the Agreement.

         WHEREAS, in a written consent of Licensee dated as of July 19, 2002, the Board of Directors of Licensee authorized a five for one forward split (the "Stock Split") of the outstanding common stock of Licensee to take effect upon the filing of an amendment of Licensee's Certificate of Incorporation increasing Licensee's authorized common stock;

         WHERAS, Section 3.02 of the Agreement provides that Licensee shall issue to Licensor Thirty-Three Million (33,000,000) shares of restricted Common Stock of Licensee after giving effect to the Stock Split;

         WHEREAS, Licensee has determined that for the foreseeable future it is no longer in the best interests of Licensee and its stockholders to enact the proposed Stock Split;

         NOW THEREFORE, in connection with the foregoing, the parties agree as follows:

         1. Section 3.02(i) Amendment. Section 3.02(i) of the Agreement shall be amended and restated in its entirety as follows:

3.02 Purchase Price. The purchase price for the License (the "Purchase Price", shall be:


          (i) the issuance to Licensor of Six Million Six Hundred Thousand (6,600,000) shares of restricted Common Stock of Licensee (the "Licensor Common Stock").

         2. Amendment Under the Agreement. This Amendment shall constitute an amendment of the Agreement under Section 10.09 of the Agreement.

         3. No Further Modification. Except as provided herein, the Agreement shall remain in full force and effect without modification.


                               [SIGNATURES FOLLOW]

         IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date first written above.

                                        MED WIRELESS, INC.

                                                 /s/
                                        By:______________________
                                        Name:  Dennis Calvert
                                        Title:    President


                                        NUWAY ENERGY, INC.

                                                 /s/
                                        By:______________________
                                        Name:  Dennis Calvert
                                        Title:    President